                                                                       [FORM OF]

                                    $

                     BELLSOUTH CAPITAL FUNDING CORPORATION

                             BELLSOUTH CORPORATION

                           YEAR  %      , DUE      ,


                             UNDERWRITING AGREEMENT




[DATE]

                            UNDERWRITING AGREEMENT

BellSouth Capital Funding Corporation
1155 Peachtree St., N.E.
Atlanta, GA 30309-3610

BellSouth Corporation
1155 Peachtree St., N.E.
Atlanta, GA 30309-3610

Dear Sirs:

  We (the "Manager") understand that BellSouth Capital Funding Corporation, a Georgia corporation (the "Company"), proposes to issue and sell $ aggregate principal amount of [Title of Securities] (the "Offered Securities") which shall be entitled to the benefits of a Support Agreement dated October 15, 1987, as amended as of August 1, 1992, between the Company and BellSouth Corporation ("BellSouth"). The Offered Securities will be issued pursuant to an indenture dated as of August 1, 1992 among the Company, BellSouth and The Bank of New York (as successor to Wachovia Bank of Georgia, N.A.).
  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth below opposite their names at % of their principal amount and accrued interest, if any, from
      , 199  to the date of payment and delivery:

      PRINCIPAL
NAME   AMOUNT
----  ---------

                         PRINCIPAL
NAME                      AMOUNT
----                     ---------
                           $
                           -----
Total...................   $
                           =====

  [The aggregate principal amount of Offered Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Offered Securities sold pursuant to delayed delivery contracts.]* The Underwriters will pay for such Offered Securities (less any Offered Securities sold pursuant to delayed delivery contracts) [by wire transfer of immediately available funds] upon delivery thereof [through the book-entry facilities of
The Depository Trust Company] [at the offices of            ] at 10:00 A.M.
(New York time) on [state date], or at such other time, not later than [state date] as shall be designated by the Manager.

  The Offered Securities shall have the following terms:

    Maturity:

    Interest Rate:

    Redemption Provisions:

    Interest Payment Dates:

    Initial Public Offering Price:

    [other terms]:

  [The commission to be paid to the Underwriters in respect of Offered Securities purchased pursuant to delayed delivery contracts arranged by the
Underwriters shall be   % of the principal amount thereof.]*

  All the provisions contained in the document entitled the BellSouth Capital Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated November 1, 1996, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.


                                     Very truly yours,

                                          By __________________________________
                                              Acting severally on behalf of
                                              itself and the several
                                              Underwriters named above

Accepted:

BELLSOUTH CAPITAL FUNDING CORPORATION

By _______________________________________
    Title:

BELLSOUTH CORPORATION

By _______________________________________
    Title:


--------
* To be added only if delayed delivery contracts are contemplated.

                     BELLSOUTH CAPITAL FUNDING CORPORATION



                             UNDERWRITING AGREEMENT

                           STANDARD PROVISIONS (DEBT)



NOVEMBER 1, 1996

  From time to time, BellSouth Capital Funding Corporation, a Georgia corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                      I.

  The Company proposes to issue, from time to time, debt securities (the "Securities") which shall be entitled to the benefits of a Support Agreement (the "Support Agreement") between the Company and BellSouth Corporation ("BellSouth") dated as of October 15, 1987, as amended as of August 1, 1992, and will be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of August 1, 1992 among the Company, BellSouth and The Bank of New York (as successor to Wachovia Bank of Georgia, N.A.), as Trustee. The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

  The Company and BellSouth have filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and will file with the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to a series of Securities issued pursuant to the Indenture (the "Offered Securities") pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the last dated prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term Preliminary Prospectus means a preliminary prospectus supplement, if any, specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein.

  The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

  If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

  If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                     III.

  The Company is advised by the Manager that the Underwriters propose to make a public offering of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

  Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds or by wire transfer of immediately available funds (as specified in the Underwriting Agreement) at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery (through the book-entry facilities of the Depository Trust Company, if specified in the Underwriting Agreement). The time and date of such payment and delivery of the Underwriters' Securities are herein referred to as the Closing Date.

                                      V.

  The several obligations of the Underwriters hereunder are subject to the following conditions:

    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission, and there shall have been no material adverse change and no development which, in the reasonable judgment of the Manager, involves a substantial likelihood of a prospective material adverse change in the condition of the Company or of BellSouth and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, and the Support Agreement shall remain a valid and enforceable agreement in accordance with its terms.

    (b) The Manager shall have received on the Closing Date an opinion (or opinions) of counsel for the Company and BellSouth, who may be an employee of BellSouth, dated the Closing Date, substantially to the effect set forth in Exhibit A.

    (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth herein in Exhibit B.

    (d) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from Coopers & Lybrand L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

    (e) The Manager shall have received on the Closing Date a certificate signed by the President, any Vice President or the Treasurer of the Company and BellSouth, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that:

      (i) the representations and warranties of the Company and BellSouth herein are true and correct in all material respects on and as of the Closing Date, and the Company and BellSouth have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Company's or BellSouth's knowledge, threatened by the Commission; and

      (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change and no development which, in the reasonable judgment of the signer of such certificate, involves the substantial likelihood of a prospective material adverse change in the condition of BellSouth and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

                                      VI.

  In further consideration of the agreements of the Underwriters contained in this Agreement, the Company and BellSouth covenant as follows:

    (a) To deliver to the Manager two copies of the Registration Statement as originally filed (including documents incorporated by reference therein) and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representatives two copies thereof. The terms "supplement" and "amendment" or "amend", as used in this Agreement, shall include all documents subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

    (b) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or a condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, at the request of the Manager, forthwith to prepare and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. If after the expiration of such period the Company is requested by the Manager to so do, it will prepare and furnish to the Underwriters, at the expense of the Underwriters and after a reasonable time for the preparation thereof, such quantity as may reasonably be required for the purposes contemplated by the Securities Act of an amended or supplemented prospectus (but not further amendments or supplements thereto) complying at the time of delivery with Section 10(a) of the Securities Act, for use in connection with the distribution of the Offered Securities; provided that if the Company has delivered such an amended or supplemented prospectus pursuant to such request it shall not be under any obligation to comply with any further such request.

    (c) To use their best efforts to qualify the Offered Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the applicable laws of such jurisdictions as the Manager may designate; provided, however that the Company or BellSouth shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

    (d) To make generally available to the Company's security holders as soon as practicable an earnings statement of BellSouth covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder.

    (e) Not, without the prior consent of the Representatives, to offer or to sell any of the Securities covered by the Registration Statement and having a maturity of more than one year between the commencement of an offering of Offered Securities and the related Closing Date.

                                     VII.

  (a) The Company and BellSouth represent and warrant to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Preliminary Prospectus, if any, filed pursuant to Rue 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder,
(iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and
(v) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph (a) do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus based upon information furnished to the Company or BellSouth in writing by any Underwriter expressly for use therein.

  (b) The Company and BellSouth have each complied with all applicable provisions of Section 1 of Laws of Florida, Chapter 92-198 relating to business transactions with Cuba.

  (c) The Company and BellSouth agree to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because (i) any Preliminary Prospectus, if used prior to the effectiveness of the Registration Statement relating to the Offered Securities, and if used as amended by all amendments thereto which have been furnished to the Manager or to such Underwriter, or (ii) the Registration Statement (or the Prospectus if used within the period set forth in paragraph (b) of Article VI hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that the Company and BellSouth will not be liable in any such case to the extent that any such losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon information furnished to the Company and BellSouth herein or otherwise in writing by or on behalf of any Underwriter specifically for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture, provided that the indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter, but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Securities Act, at or prior to the written confirmation of the sale of such Securities to such person, if required by the Securities Act, at or prior to the written confirmation of the sale of such Securities to such person and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (as amended or supplemented).

  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, BellSouth, their respective directors or officers who sign the Registration Statement, and any person controlling the Company or BellSouth to the same extent as the foregoing indemnity from the Company and BellSouth to the Underwriters but only in reference to information relating to the Underwriters furnished or confirmed in writing by such Underwriter expressly for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto.

  (e) The Company, BellSouth and each Underwriter agree that upon the commencement of any action against it, the Company's or BellSouth's respective directors or officers who sign the Registration Statement, or any person controlling the Company, BellSouth or each Underwriter as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expense of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include either the Company or BellSouth and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by the Manager in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company or BellSouth in the case of an action in which the Company, BellSouth or any of their respective directors, officers or controlling persons are indemnified parties. It is also understood that the fees and expenses referred to in the immediately preceding sentence shall be reimbursed as they are incurred. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such judgment or settlement. Any indemnifying party shall, prior to agreeing to any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, make their best effort to obtain the unconditional release of such indemnified party from all liability or claims rising out of the subject matter of such proceeding.

  (f) If the indemnification provided for in subparagraph (c) or (d) of this
Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company or BellSouth on the one hand and the Underwriters on the other from the offering of the Securities and also to reflect where appropriate the relative fault of the Company or BellSouth on the one hand and of the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and BellSouth on the one hand and by the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total gross proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault of the Company, BellSouth and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by BellSouth or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, BellSouth and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (f) shall be deemed to include subject to the limitations set forth above in this Article VII, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this Article VII, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this subparagraph (e) are several in proportion to the respective principal amounts of Offered Securities purchased by each such Underwriter and not joint. The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company and BellSouth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, BellSouth, their respective directors or officers or any person controlling the Company or BellSouth and (iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or BellSouth. In the event of a default by any Underwriter as set forth in this Article VIII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or BellSouth and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                                      IX.

  This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company and BellSouth, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Manager, impracticable to market the Offered Securities.

                                      X.

  If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company or BellSouth to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or BellSouth shall be unable to perform their respective obligations under this Agreement except pursuant to Article VIII hereof, the Company or BellSouth will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                     SCHEDULE I

                           DELAYED DELIVERY CONTRACT

                                                                           199

Dear Sirs:

  The undersigned hereby agrees to purchase from BellSouth Capital Funding Corporation, a Georgia corporation (the "Company"), and the Company agrees to sell to the undersigned,

                                   $

principal amount of the Company's [state title of issue] (the "Securities"),
offered by the Company's Prospectus dated        and Prospectus Supplement
dated     ,   , receipt of copies of which are hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

  The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

            DELIVERY                  PRINCIPAL                PLUS ACCRUED
              DATE                     AMOUNT                 INTEREST FROM:
            --------                  ---------               --------------
       ___________________       $__________________        ___________________
       ___________________       $__________________        ___________________
       ___________________       $__________________        ___________________

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

  Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the offices of at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

  The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

  Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

  This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

  If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

  This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                          Yours very truly,

                                          _____________________________________
                                                       (Purchaser)

                                          By __________________________________

                                          _____________________________________
                                                         (Title)

                                          _____________________________________

                                          _____________________________________
                                                        (Address)

Accepted:

BELLSOUTH CAPITAL FUNDING CORPORATION

By _______________________________________

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

  The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print).

                                    TELEPHONE NO.
                                   (INCLUDING AREA
              NAME                      CODE)                      DEPARTMENT
              ----                 ---------------                 ----------
       ___________________       ___________________           ___________________
       ___________________       ___________________           ___________________
       ___________________       ___________________           ___________________
       ___________________       ___________________           ___________________

                                                                      Exhibit A

  The opinion of counsel to the Company and BellSouth to be delivered pursuant to Article V, paragraph (b) of the document dated November 1, 1996 and entitled BellSouth Capital Funding Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

    (i) each of the Company and BellSouth has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia;

    (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and BellSouth;

    (iii) the Indenture has been duly authorized, executed and delivered by the Company and BellSouth and is a valid and binding agreement of the Company and of BellSouth enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company and BellSouth is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

    (iv) the Support Agreement has been duly authorized, executed and delivered by the Company and BellSouth and is a valid and binding agreement of the Company and of BellSouth enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company and BellSouth is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law);

    (v) the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

    (vi) the performance of this Agreement will not contravene any provision of applicable federal law or the law of the State of Georgia or the articles of incorporation or by-laws of the Company or BellSouth or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company or BellSouth, and no consent, approval or authorization of any governmental body is required for the performance of this Agreement, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions;

    (vii) the statements in the Prospectus under the captions "Description of Securities", "Description of Offered Securities", "Support Agreement", "Plan of Distribution" and "Underwriting", and the statements in BellSouth's Form 10-K Report under "Item 3--Legal Proceedings", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly present the information called for with respect to such documents and matters;

    (viii) (1) each document filed pursuant to the Exchange Act (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and all applicable rules and regulations thereunder; and (2) the Registration Statement and the Prospectus (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder; and

    (ix) nothing has come to the attention of such counsel to cause him to believe that (1) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) the Registration Statement and the Prospectus, as of the date of this opinion, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  With respect to the matters set forth in (ix) above, such counsel may state that the opinion is based upon his participation in the preparation of the Registration Statement and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Prospectus referred to in (vii) above and in "Item 3--Legal Proceedings" of BellSouth's latest annual report on Form 10-K incorporated by reference into the Prospectus, is without independent check or verification except as specified. Insofar as the above opinions relate to matters governed by the laws of the State of New York, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.

                                                                      Exhibit B

  The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document dated November 1, 1996 and entitled BellSouth Capital Funding Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

    (i) the Indenture has been duly authorized, executed and delivered by the Company and BellSouth and is a valid and binding agreement of the Company and of BellSouth enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company and BellSouth is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

    (ii) the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

    (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and BellSouth and is a valid and binding agreement of the Company and BellSouth;

    (iv) the statements in the Prospectus under the captions "Description of Securities", "Description of Offered Securities", "Plan of Distribution" and "Underwriting", insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents;

    (v) the Registration Statement and the Prospectus, (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder; and

    (vi) nothing has come to the attention of such counsel to cause such counsel to believe that (1) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) the Registration Statement and the Prospectus, as of the date of this opinion, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


  With respect to the matters set forth in (v) and (vi) above, such counsel may state that the opinion is based upon such counsel participation in the preparation of the Registration Statement and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Prospectus referred to in (iv) above, is without independent check or verification except as specified. Insofar as the above opinions relate to matters governed by the laws of the State of Georgia, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.

                                       3